UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 22, 2022, Piedmont Operating Partnership, LP (“Piedmont OP”), a consolidated subsidiary of Piedmont Office Realty Trust, Inc. (the “Registrant”), entered into a $200 million, delayed-draw, floating-rate, unsecured term loan facility (the “$200 Million Unsecured Term Loan Facility”). The Registrant intends to use the loan proceeds to fund, on an interim basis, the majority of the cash portion of the purchase price of 1180 Peachtree Street in Midtown Atlanta.

The term of the $200 Million Unsecured Term Loan Facility is six months, with an option to extend twice for an additional three months for a final maturity date of July 24, 2023. Piedmont OP may prepay the loan in whole or in part, at any time without premium or penalty. Piedmont OP paid customary arrangement and upfront fees to the lenders in connection with the closing of the $200 Million Unsecured Term Loan Facility.

The $200 Million Unsecured Term Loan Facility has the option to bear interest at varying levels based on either: (i) the Adjusted Term SOFR Rate (as defined in the Term Loan Agreement attached as Exhibit 10.1) for an interest period selected by Piedmont OP of one, three, or six months, or (ii) Base Rate, defined as the greater of the prime rate, the New York Federal Reserve Board Rate in effect on such day plus 1⁄2 of 1%, or Adjusted Term SOFR for a one-month period plus 1.0%; plus a stated interest rate spread based on the higher credit rating level issued for either the Registrant or Piedmont OP. The stated interest rate spread over Adjusted Term SOFR can vary from 0.80% to 1.65% based upon the then current credit rating of the Registrant or Piedmont OP, whichever is higher. As of the closing of the $200 Million Unsecured Term Loan Facility, the applicable interest rate spread on the loan was 1.00%.

Under the terms of the $200 Million Unsecured Term Loan Facility, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $200 Million Unsecured Term Loan Facility and is qualified in its entirety by reference to the Term Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Term Loan Agreement dated as of July 22, 2022, by and among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, Truist Securities, Inc., as Lead Arranger and Book Manager, Truist Bank, as Administrative Agent, and the other financial institutions initially signatory thereto and their assignees

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated: July 27, 2022	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President